EXHIBIT 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULES 13a-14(b) and 15d-14(a)

UNDER THE SECURITIES EXCHANGE ACT OF 1934

AS ADOPTED PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Carleton Miller, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Vislink Technologies, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 2, 2022
By:	/s/ Carleton Miller
Carleton Miller
Chief Executive Officer and Director
(Principal Executive Officer)